Exhibit 99.1

Kentucky USA Energy, Inc. Announces
Completion of $10 Million Credit Facility

London, KY June 30, 2008: Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today that the Company has closed on a $10 million senior secured credit facility with NSES 12, LLC, a funding vehicle of New Stream Capital (“NSES”). At closing, the Company borrowed $2,500,000 and, at the sole discretion of NSES, may borrow up to an additional aggregate amount of $7,500,000 in tranches of a minimum of $2,500,000. All amounts borrowed from NSES must be used for the Company’s development of its drilling program on its New Albany shale properties in the Illinois Basin in western Kentucky. This financing will provide the Company with the capital needed to begin to develop these properties. The NSES credit facility is secured by all of the properties now owned and to be acquired by the Company’s operating subsidiary, KY USA Energy, Inc., and the revenues to be derived from the production of natural gas on these properties, and is guaranteed by the Company.

“We are very pleased with the structure and terms of the agreement with NSES,” Steven Eversole, CEO of Kentucky USA Energy commented. “The consummation of this loan facility is an important component in the Company’s growth and will assist us in the achievement of our strategic objectives. As we have previously announced, we have begun drilling at our first well site and we will provide our shareholders with drilling updates as we move forward with our drilling efforts.”

For further disclosure relating to this financing, please refer to our Form 8-K filed with the Securities and Exchange Commission, at http://www.sec.gov/.

About Kentucky USA Energy, Inc.
Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements
Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact Information
Corporate Contact:
Kentucky USA Energy, Inc.
Steven Eversole, CEO
Ph: 606-878-5987

Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com